SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                September 9, 2003

                              BELLSOUTH CORPORATION
             (Exact name of registrant as specified in its charter)


      Georgia                           1-8607              58-1533433
  (State or other                    (Commission          (IRS Employer
  jurisdiction of                    File Number)         Identification
   incorporation)                                              No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia        30309-3610
         (Address of principal executive offices)                 (Zip Code)


               Registrant's telephone number, including area code
                                 (404) 249-2000




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Item 9.  Regulation FD Disclosure

At the Morgan Stanley Global Media and Communications Conference, Ronald M. Dykes, the Chief Financial Officer of BellSouth Corporation, intends to update capital expenditure guidance for 2003 to 13-14% of revenue, excluding Cingular. The previous guidance was that capital expenditures would be approximately 15% of revenue for 2003, excluding Cingular. Mr. Dykes is scheduled to speak on the morning of September 9, 2003.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:   /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President - Finance
      September 9, 2003